Exhibit 4.1

J.B. POINDEXTER & CO., INC.
as Issuer,

the SUBSIDIARY GUARANTORS named herein,
as Subsidiary Guarantors,

and

Wilmington Trust Company,
as Trustee

INDENTURE

Dated as of March 15, 2004

8 3/4% Senior Notes due 2014

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08, 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.06; 4.18; 11.02
(b)	N.A.
(c)(1)	7.02; 11.04; 11.05
(c)(2)	7.02; 11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(c)	11.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

Section 11.04.	Certificate and Opinion as to Conditions Precedent	71
Section 11.05.	Statements Required in Certificate or Opinion	71
Section 11.06.	Rules by Paying Agent or Registrar	71
Section 11.07.	Legal Holidays	71
Section 11.08.	Governing Law	71
Section 11.09.	No Adverse Interpretation of Other Agreements	71
Section 11.10.	No Recourse Against Others	72
Section 11.11.	Successors	72
Section 11.12.	Duplicate Originals	72
Section 11.13.	Severability	72
Signatures
Exhibit A	—	Form of Note
Exhibit B	—	Form of Legends
Exhibit C	—	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D	—	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E	—	Form of Certificate To Be Delivered in Connection with Transfers of Temporary Regulation S Global Note
Exhibit F	—	Form of Notation of Subsidiary Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this indenture.

iii

        INDENTURE dated as of March 15, 2004 among J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company"), and each of the Subsidiary Guarantors named herein, as Subsidiary Guarantors, and Wilmington Trust Company, a state banking corporation organized and existing under the laws of the State of Delaware, as Trustee (the "Trustee").

        The Company has duly authorized the creation of an issue of 8 3/4% Senior Notes due 2014 and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors has been done.

THIS INDENTURE WITNESSETH

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

        Set forth below are certain defined terms used in this Indenture.

        "144A Global Note" has the meaning given to such term in Section 2.01.

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

          (1)   any property, plant or equipment to be used by the Company or a Restricted Subsidiary in a Related Business;

          (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

          (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Additional Notes" has the meaning given to such term in Section 2.02.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Affiliate Transaction" has the meaning given to such term in Section 4.12.

        "Agent" means any Registrar or Paying Agent.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than a Permitted Holder or a Restricted Subsidiary) or (B) property or other assets, in the case of clause (B) only, outside the ordinary course of business of the Company or such Restricted Subsidiary, as applicable (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Restricted Subsidiaries, including any such disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1)   a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

          (2)   the sale of Cash Equivalents in the ordinary course of business;

          (3)   a disposition of inventory in the ordinary course of business;

          (4)   a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5)   transactions permitted under Section 5.01;

          (6)   an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

          (7)   for purposes of Section 4.11 only, the making of a Permitted Investment or a disposition subject to Section 4.09;

          (8)   dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $1.0 million (with unused amounts in any calendar year available to be carried over to succeeding years);

          (9)   the grant of, and disposition in connection with, Permitted Liens;

          (10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

          (12) foreclosure on assets;

          (13) any release of intangible claims or rights in the ordinary course of business in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy; and

          (14) any disposition of any equipment pursuant to a Sale/Leaseback Transaction that is otherwise permitted by this Indenture to the extent that (x) such equipment was acquired by the Company or any Restricted Subsidiary with the intention of, and for the sole purpose of, disposing of such equipment in such Sale/Leaseback Transaction and (y) the disposition of such equipment in such Sale/Leaseback Transaction occurs within 120 days after the original acquisition by the Company or such Restricted Subsidiary.

        "Asset Disposition Offer" has the meaning given to such term in Section 4.11.

        "Asset Disposition Offer Amount" has the meaning given to such term in Section 4.11.

        "Asset Disposition Offer Period" has the meaning given to such term in Section 4.11.

        "Asset Disposition Purchase Date" has the meaning given to such term in Section 4.11.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Authentication Order" has the meaning set forth in Section 2.02.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Secured Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Secured Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Borrowing Base" means, as of any date, an amount equal to the sum, without duplication, of (a) 90% of the net book value of the accounts receivable owned by the Company and its Restricted Subsidiaries, (b) 75% of the net book value of inventory owned by the Company and its Restricted Subsidiaries and (c) 75% of the net book value of property, plant and equipment owned by the Company and its Restricted Subsidiaries; provided, that the Borrowing Base shall be adjusted to give pro forma effect to the acquisition of any Person, property or assets by the Company or by any Restricted Subsidiary of the Company that is a Subsidiary Guarantor, so long as (i) such acquisition is consummated on or prior to the date of calculation of the Borrowing Base and (ii) in the case of an acquisition of a Person, such Person (y) becomes a Restricted Subsidiary of the Company or a Subsidiary Guarantor or (z) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary of the Company that is a Subsidiary Guarantor.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2)   marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Services or Moody's Investors Service, Inc.;

          (3)   certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

          (6)   interests in any investment company or money market fund substantially all of the assets of which constitute instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

          (1)   (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined below), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

          (2)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (3)   the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

          (4)   the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

        "Change of Control Offer" has the meaning given to such term in Section 4.07.

        "Change of Control Payment" has the meaning given to such term in Section 4.07.

        "Change of Control Payment Date" has the meaning given to such term in Section 4.07.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1)   if the Company or any Restricted Subsidiary:

            (a)   has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

            (b)   has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2)   if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

            (a)   the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

            (b)   Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness by the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3)   if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1)   Consolidated Interest Expense;

          (2)   Consolidated Income Taxes;

          (3)   consolidated depreciation expense;

          (4)   consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles"; and

          (5)   other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stock-holders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

          (1)   interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

          (2)   amortization of debt discount and debt issuance cost (provided that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

          (3)   non-cash interest expense;

          (4)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5)   the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6)   costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

          (7)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8)   the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of any Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

          (9)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; less (to the extent included in such interest expense) the write-offs of financing costs associated with the redemption of the Company's 12.50% Senior Secured Notes due 2007.

        For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness," the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness."

        For purposes of the foregoing, total interest expense shall be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (1)   any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

            (b)   the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2)   any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

            (b)   the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (3)   any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4)   any extraordinary gain or loss; and

          (5)   the cumulative effect of a change in accounting principles.

        "Continuing Directors" means, as of any date of termination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Corporate Trust Office" means the corporate trust office of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

        "Covenant Defeasance" has the meaning given to such term in Section 8.02.

        "Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more credit facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

        "cross-acceleration provision" has the meaning given to such term in Section 6.01.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Depository" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

          (3)   is redeemable at the option of the Holder of the Capital Stock is whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described in Section 4.07 and Section 4.11 and such repurchase or redemption complies with Section 4.09.

        "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "Equity Offering" means a public or private sale for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than a public offering with respect to the Company's Common Stock or options, warrants or rights registered on Forms S-4 or S-8.

        "Event of Default" has the meaning given to such term in Section 6.01.

        "Excess Proceeds" has the meaning given to such term in Section 4.11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to Exchange Securities bearing the Private Placement Legend for the Exchange Securities.

        "Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "Global Note" has the meaning given to such term in Section 2.01.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "IAI Global Note" has the meaning given to such term in Section 2.01.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2)   the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

          (4)   the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

          (5)   Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

          (6)   the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7)   the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (8)   the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (9)   to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of any Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

          (3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

            (a)   the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

            (b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Initial Global Notes" has the meaning given to such term in Section 2.01.

        "Initial Notes" has the meaning given to such term in Section 2.01.

        "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America LLC and Citigroup Global Markets Inc.

        "Institutional Accredited Investor" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "interest" means, with respect to the Notes, interest and additional interest, if any, on the Notes.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following shall be deemed to be an Investment:

          (1)   Hedging Obligations entered into in the ordinary course of business and in compliance with this indenture;

          (2)   endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3)   an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

        For purposes of Section 4.09,

          (1)   "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means March 15, 2004.

        "judgment default provision" has the meaning given to such term in Section 6.01.

        "Legal Defeasance" has the meaning given to such term in Section 8.02.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Maturity Date" means March 15, 2014.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject to such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1)   all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

          (2)   all payments made on any indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4)   the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness of a Person:

          (1)   as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity,

  agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3)   the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

        "Notes" means, collectively, the Company's 8 3/4% Senior Notes due 2014 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Securities or Private Exchange Securities, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum of the Company relating to the Notes dated March 4, 2004.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Pari Passu Indebtedness" means Indebtedness of the Company that ranks equally in right of payment to the Notes.

        "Pari Passu Notes" has the meaning given to such term in Section 4.11.

        "Participants" has the meaning given to such term in Section 2.15.

        "Paying Agent" has the meaning given to such term in Section 2.03.

        "payment default" has the meaning given to such term in Section 6.01.

        "Permanent Regulation S Global Note" has the meaning given to such term in Section 2.01.

        "Permitted Holder" means John B. Poindexter, and/or his heirs, executors and administrators, and/or any trust established by John B. Poindexter or his lineal descendants or other relatives.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1)   a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2)   another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)   cash and Cash Equivalents;

          (4)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (7)   Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8)   Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.11;

          (9)   Investments in existence on the Issue Date and any extensions, modifications or renewals thereof;

          (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.08;

          (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed 7.5% of Total Tangible Assets outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

          (12) Guarantees issued in accordance with Section 4.08;

          (13) loans or advances to employees, directors or officers of the Company or a Restricted Subsidiary made in the ordinary course of business who are not otherwise Affiliates of the Company other than solely as a result of such Person being an employee, officer or director;

          (14) Investments constituting prepayments or credits made to customers or suppliers in the ordinary course of business; and

          (15) Investments constituting prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business.

        "Permitted Liens" means, with respect to any Person:

          (1)   Liens securing Indebtedness and other obligations under the Senior Secured Credit Agreement and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Senior Secured Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the amount permitted to be Incurred under Section 4.08(b)(1) and related Hedging Obligations and, whether or not existing on the Issue Date, Liens securing Indebtedness under this Indenture, the Notes or the Subsidiary Guarantees;

          (2)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3)   Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (5)   Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (6)   encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7)   Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligation;

          (8)   leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (9)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that:

            (a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed plus the amount of reasonable fees and expenses incurred in connection with such financing; and

            (b)   such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

          (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, provided that:

            (a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

            (b)   such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (13) Liens existing on the Issue Date;

          (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary, provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary, and provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary, provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition, and provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

          (17) Liens securing the Notes and Subsidiary Guarantees;

          (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could have secured) the Indebtedness being refinanced or is in respect of property that is subject to a Permitted Lien hereunder;

          (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (20) Liens securing Indebtedness permitted by Section 4.08(b)(10);

          (21) Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed 7.5% of Total Tangible Assets outstanding at any time; and

          (22) banker's Liens, rights of set-off, Liens of securities intermediaries and custodians on deposit accounts and securities accounts maintained in the ordinary course of business.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Physical Notes" has the meaning given to such term in Section 2.01.

        "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Private Placement Legend" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

        "Public Equity Offering" means a primary public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock made pursuant to a registration statement that has been declared effective by the SEC.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

        "Record Date" means the applicable Record Date specified in the Notes; provided that if such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 5 or Section 6 of the Notes or Article III.

        "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

          (1)   (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the State Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

          (2)   the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3)   such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

          (4)   if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, on terns at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registrar" has the meaning given to such term in Section 2.03.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein, and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended from time to time.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Note" has the meaning given to such term in Section 2.01.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture.

        "Responsible Officer" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Payment" has the meaning given to such term in Section 4.09.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary's Certificate" means a certificate signed by the Secretary of the Company.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Senior Secured Credit Agreement" means, the Credit Facility to be entered into among the Company, the Subsidiary Guarantors, LaSalle Bank National Association, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or part from time to time; provided that a Senior Secured Credit Agreement shall not include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes and Exchange Securities issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of this Indenture and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by this Indenture.

        "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary or a receivables entity).

        "Successor Company" has the meaning given to such term in Section 5.01.

        "Temporary Regulation S Global Note" has the meaning given to such term in Section 2.01.

        "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company made available in accordance with this Indenture, less deferred income tax assets, prepaid pension costs, goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

        "Transactions" means the entry into the Senior Secured Credit Agreement, the offering of the Notes, the redemption (including any defeasance in connection therewith) of the 12.50% Senior Notes due 2007, the Contribution and the application of the proceeds therefrom as provided in the Offering Memorandum.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Trustee" means the party named as such in this Indenture, not in its individual capacity, but solely as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

          (1)   such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

          (2)   all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt;

          (3)   such designation and the Investment of the Company in such Subsidiary complies with Section 4.09;

          (4)   such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

          (5)   such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

            (a)   to subscribe for additional Capital Stock of such Person; or

            (b)   to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6)   on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 4.08(a).

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as deemed in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the

U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "U.S. Legal Tender" means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company.

SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, any Subsidiary Guarantor or any other obligor on the Notes.

        All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and words in the plural include the singular;

          (5)   provisions apply to successive events and transactions;

          (6)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7)   the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

ARTICLE TWO
THE NOTES

SECTION 2.01.    Form and Dating.

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them, which approval shall be evidenced by the execution thereof. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Subsidiary Guarantee from each of the Subsidiary Guarantors existing on the Issue Date endorsed thereon substantially in the form of Exhibit F.

        The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "144A Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

        Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Note in registered form, substantially in the form of Exhibit A (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of Exhibit E from the Depository, a single permanent global Note in registered form substantially in the form of Exhibit A, (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company (and having an executed Subsidiary Guarantee substantially in the form of Exhibit F from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

        Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A (the "IAI Global Note," and, together with the 144A Global Note and the Regulation S Global Note, the "Initial Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee substantially in the form of Exhibit F from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

        Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee substantially in the form of Exhibit F from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "Global Notes") or as Physical Notes.

        The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the "Physical Notes").

SECTION 2.02.    Execution, Authentication and Denomination; Additional Notes; Exchange Securities.

        One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Company by manual or facsimile signature. One Officer of a Subsidiary Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Subsidiary Guarantee for such Subsidiary Guarantor by manual or facsimile signature.

        If an Officer whose signature is on a Note or Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

        A Note (and the Subsidiary Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $125,000,000 (the "Initial Notes"), (ii) additional Notes (the "Additional Notes") in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.08) and (iii) Exchange Securities (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Company in the form of a certificate of an Officer of the Company (an "Authentication Order"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Securities or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such Authentication Order from the Company shall be accompanied by an Officers' Certificate certifying compliance with the terms of this Indenture including Section 4.05.

        All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

        The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

        The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.    Registrar and Paying Agent.

        The Company shall maintain or cause to be maintained an office or agency in Wilmington, Delaware, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in Wilmington, Delaware, for such purposes. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.07 and 4.11, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.    Paying Agent To Hold Assets in Trust.

        The Company shall require each Paying Agent other than the Trustee or the Company or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names, and to the extent provided to it addresses, of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.    Transfer and Exchange.

        Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law to be payable in connection therewith.

        Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

        Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.    Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

        Every replacement Note is an additional obligation of the Company and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Subsidiary Guarantor thereof.

        The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.    Outstanding Notes.

        Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

        If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.47.

        If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee

or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.    Temporary Notes.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.    CUSIP and ISIN Numbers.

        The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14.    Deposit of Moneys.

        Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be.

SECTION 2.15.    Book-Entry Provisions for Global Notes.

        (a)   The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

        Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (b)   Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note, the Company so notifies the Trustee in writing and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in the form of Physical Notes under this Indenture, or (iii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b), the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legend, if any.

        (c)   In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

        (d)   In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the

Trustee for cancellation, and (i) the Company shall execute, (ii) the Subsidiary Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (e)   Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

        (f)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.    Special Transfer and Exchange Provisions.

        (a)    Transfers to Non-QIB Institutional Accredited Investors.    The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

            (i)  the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Company;

           (ii)  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications described therein), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii)  if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications described therein), the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

        (b)    Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

            (i)  the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

           (ii)  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii)  if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

        (c)    Transfers of Interests in the Temporary Regulation S Global Note.    The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

            (i)  the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser);

           (ii)  if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i)(x) above, if required, and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

        (d)    Transfers to Non-U.S. Persons.    The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

            (i)  the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

           (ii)  (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical

  Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

        (e)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 and an Opinion of Counsel in form reasonably satisfactory to the Trustee, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

        (f)    Restrictions on Transfer and Exchange of Global Notes.    Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

        (g)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Subject to Section 2.16(e), upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

        (h)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

        (i)    Cancellation and/or Adjustment of Global Note.    At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE THREE
REDEMPTION

SECTION 3.01.    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.    Selection of Notes To Be Redeemed.

        If less than all of the Notes are to be redeemed at any time pursuant to Sections 5 and 6 of the Notes, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository) unless that method is otherwise prohibited.

        No Notes of $1,000 principal amount or less shall be redeemed in part.

SECTION 3.03.    Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Company's request, the Trustee shall forward the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)   the name and address of the Paying Agent;

          (4)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5)   that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

          (7)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8)   the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

        The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except with respect to redemption pursuant to Section 6(b) of the Notes, notices of redemption may not be conditional.

SECTION 3.04.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.    Deposit of Redemption Price.

        On or before 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    Notes Redeemed in Part.

        If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

ARTICLE FOUR
COVENANTS

SECTION 4.01.    Payment of Notes.

        The Company shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture and, with respect to any additional interest required thereby, the Registration Rights Agreement. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Company shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02.    Maintenance of Office or Agency.

        The Company shall maintain in Wilmington, Delaware, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby initially designates Wilmington Trust Company, at its Corporate Trust Office, as such office of the Company in accordance with Section 2.03.

SECTION 4.03.    Corporate Existence.

        Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.04.    Payment of Taxes.

        The Company and the Subsidiary Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted

Subsidiaries; provided, however, that the Company and the Subsidiary Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision under GAAP has been made.

SECTION 4.05.    Compliance Certificate; Notice of Default.

        (a)   The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Company and the Subsidiary Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end.

        (b)   The Company shall deliver to the Trustee promptly and in any event within fifteen days after the Company becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default and what action, if any, the Company is taking or proposes to take with respect thereto.

SECTION 4.06.    Waiver of Stay Extension or Usury Laws.

        Each of the Company and the Subsidiary Guarantors covenant (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Company or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Subsidiary Guarantee of any such Subsidiary Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.    Change of Control.

        If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described in Section 5 of the Notes, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control unless the Company has exercised its right to redeem the Notes as described in Section 5 or Section 6 of the Notes, the Company shall mail a notice (the "Change of Control Offer") to each Holder, with a copy to the Trustee, stating:

          (1)   that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

          (2)   the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (3)   the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

        On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

        If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date (as defined in the Note), any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described in this Section 4.07 shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        Notwithstanding the foregoing, prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an Indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control; or (ii) the Company shall repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Notes under a Change of Control Offer; or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company shall effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of this Section 4.07 if the Company fails to comply with this Section 4.07. A default under this Indenture shall result in a cross-default under the Senior Secured Credit Agreement.

        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

SECTION 4.08.    Limitation on Indebtedness.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence:

          (1)   the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

          (2)   no Default or Event of Default shall have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or the transactions relating to such Incurrence.

        (b)   Notwithstanding Section 4.08(a), Section 4.08(a) shall not prohibit the Incurrence of the following Indebtedness:

          (1)   (x) Indebtedness of the Company and the Restricted Subsidiaries Incurred pursuant to a Credit Facility in an aggregate amount at any one time outstanding not to exceed the greater of (i) $50.0 million or (ii) the Borrowing Base at such time and (y) Guarantees of Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to a Credit Facility;

          (2)   Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture;

          (3)   Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however,

            (a)   if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes.

            (b)   if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

            (c)   (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

          (4)   (a) Indebtedness represented by the Notes issued on the Issue Date, the Subsidiary Guarantees and the Exchange Securities and exchange guarantees thereof issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8) and (9) of this Section 4.08(b)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 4.08(b)(4) or Incurred pursuant to Section 4.08(a);

          (5)   Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

          (6)   the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed 7.5% of Total Tangible Assets outstanding at any time;

          (7)   Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, appeal, bid or surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (8)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (9)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (10) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.08(b)(10) and then outstanding, shall not exceed $5.0 million at any time outstanding;

          (11) Indebtedness of the Company owed to John B. Poindexter of up to $5.0 million outstanding at any time; provided, that such Indebtedness (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to one year after the payment in full of all of the Company's obligations under the Notes, unless, after giving effect to such payment, the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.0 to 1.0;

          (12) the Incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are simultaneously with such Incurrence (i) used to redeem the Notes in full or (ii) deposited to defense or discharge the Notes, in each case in accordance with the terms of this Indenture; and

          (13) in addition to the items referred to in Section 4.08(b)(1) through (12) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, shall not exceed the greater of $10.0 million or 7.5% of Total Tangible Assets at any time outstanding.

        (c)   The Company shall not, directly or indirectly, Incur, or permit any Subsidiary Guarantor to Incur, any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

        (d)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.08:

          (1)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.08(a) or 4.08(b), the Company, in its sole discretion, shall, on the date of such Incurrence, classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2)   all Indebtedness outstanding on the Issue Date and under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under Section 4.08(b)(1) (and not Section 4.08(a) or Section 4.08(b)(4));

          (3)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (4)   if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 4.08(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

          (5)   the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, shall be equal to (i) the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and (ii) the liquidation preference thereof;

          (6)   Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness; and

          (7)   the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        (e)   Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.08. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        (f)    The Company shall not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.08, the Company shall be in Default of this Section 4.08).

        (g)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.09.    Limitation on Restricted Payments.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1)   declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

            (a)   dividends, distributions or payments payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

            (b)   dividends, distributions or payments payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Common Stock on a pro rate basis);

          (2)   purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); or

          (3)   make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in Section 4.09(a)(1) through (3) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (a)   a Default shall have occurred and be continuing (or would result therefrom); or

            (b)   the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.08(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

            (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                (i)  50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

               (ii)  100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

              (iii)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

              (iv)  the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                (A)  repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary, or

                (B)  the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        (b)   The foregoing provisions shall not prohibit:

          (1)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that

  (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock shall be excluded from Section 4.09(c)(ii);

          (2)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.08 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (3)   dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

          (4)   so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the teams of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense," provided that the payment of such dividends shall be excluded from the calculation of Restricted Payments;

          (5)   repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded from subsequent calculations of the amount of Restricted Payments;

          (6)   the payment of dividends on the Company's Common Stock following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering other than public offerings of the Company registered on Form S-4 or S-8; provided, however, that such payment shall be included in subsequent calculations of the amount of Restricted Payments;

          (7)   so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs (other than the Permitted Holder), in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause shall not exceed $1.0 million in the aggregate during any calendar year for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption shall be included in subsequent calculations of the amount of Restricted Payments; and

          (8)   so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $5.0 million; provided that the amount of such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.10.    Limitation on Liens.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Indenture or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.11.    Limitation on Sale of Assets and Subsidiary Stock.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

          (2)   at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case maybe, is in the form of cash or Cash Equivalents; and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

            (A)  first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase secured Indebtedness of the Company (other than any Disqualified Stock) or secured Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A) (other than any such Indebtedness outstanding under the Senior Secured Credit Agreement), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

            (B)  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

        (b)   (1)    Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.11(a) shall be deemed to constitute "Excess Proceeds." On the 541st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer ("Asset Disposition Offer") to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pail Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        (2)   The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company shall purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        (3)   If the Asset Disposition Purchase Date is on or after an Record Date and on or before the related interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

        (4)   On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11(b) and, in addition, the Company shall deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or Holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new

Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        (5)   The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

        (c)   For the purposes of this Section 4.11, the following shall be deemed to be cash:

          (1)   the assumption by the transferee of Indebtedness (other than Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Disqualified Stock of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

          (2)   securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.

SECTION 4.12.    Limitation on Affiliate Transactions.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in Section 4.12(a)(1)); and

          (3)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        (b)   The restrictions in Section 4.12(a) shall not apply to:

          (1)   any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.09;

          (2)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

          (3)   loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $1.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date; provided that the Company and its Restricted Subsidiaries shall comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith relating to such loans and advances; provided, further, that any loans or advances forgiven by the Company or any of its Restricted Subsidiaries shall be deemed to remain outstanding for the purposes of this Section 4.12;

          (4)   any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.08;

          (5)   the payment of reasonable and customary compensation and/or fees, in each case, consistent with past practices, paid to, and indemnity provided on behalf of, directors, officers, managers, consultants or employees of the Company or any Restricted Subsidiary;

          (6)   fees paid as compensation for services to Affiliates of the Company in an aggregate amount not to exceed for any fiscal year (commencing with the fiscal year ending December 31, 2004) the greater of (x) $750,000 and (y) 2.2% of Consolidated EBITDA for the Company for such year; provided that no Event of Default shall have occurred and be continuing or would result therefrom;

          (7)   the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company to the Permitted Holder that would not otherwise be prohibited by this Indenture;

          (8)   transactions with a joint venture; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons who are not Affiliates of the Company; and

          (9)   sales of inventory or other products to any Affiliate of the Company entered into in the ordinary course of business on terms that are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time of such sale in arm's-length dealings with a Person who is not an Affiliate.

SECTION 4.13.    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2)   make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted

  Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

          (3)   transfer any of its property or assets to the Company or any Restricted Subsidiary.

        (b)   Notwithstanding Section 4.13(a), Section 4.13(a) shall not prohibit:

          (1)   any encumbrance or restriction pursuant to agreements as in effect at or entered into on the date of this Indenture, including, without limitation, pursuant to this Indenture and the Senior Secured Credit Agreement, provided, however, that the provisions relating to such encumbrances and restrictions contained in the Senior Secured Credit Agreement are no less favorable in any material respect to the holders of the Notes as determined by the Board of Directors of the Company in good faith than the provisions relating to such encumbrances and restrictions contained in the Senior Secured Credit Agreement as in effect on the Issue Date;

          (2)   any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date, provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

          (3)   any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clause (i) or (ii) of this Section 4.13(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

          (4)   in the case of clause (3) of Section 4.13(a), any encumbrance or restriction:

            (A)  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

            (B)  contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

            (C)  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

          (5)   (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.13(a) on the property so acquired;

          (6)   any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (7)   any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

          (8)   net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (9)   encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

          (10) any agreement governing any other Indebtedness of the Company or any Restricted Subsidiary that ranks pari passu with the Notes or the Subsidiary Guarantees, as applicable; provided, that such agreements are not materially more restrictive, taken as a whole, as determined by the Board of Directors or senior management of the Company, with respect to such dividend and other payment restrictions than those imposed by the Notes and this Indenture; and

          (11) customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business.

SECTION 4.14.    Future Subsidiary Guarantors.

        The Company shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company, including, without limitation, a Credit Facility, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of premium, if any, and interest on the Notes on a senior basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event the Subsidiary Guarantor is released and discharged in full from all of its obligations under Guarantees of (1) any Credit Facility and (2) all other Indebtedness of the Company, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released and discharged; provided that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 4.08 unless such Indebtedness so Incurred is similarly released and discharged.

SECTION 4.15.    Payments for Consent.

        Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.16.    Reports to Holders.

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish the holders of Notes:

          (1)   beginning with reports for the quarter ended March 31, 2004, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's independent public accountants;

          (2)   except with respect to any Current Report on Form 8-K that would be required to be filed with the SEC in connection with the contribution of Morgan Olson Corporation to the Company, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations; and

          (3)   the certifications that would be required to be filed with the SEC pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, if the Company were required to file such certificates, in each case within the time periods specified in such Section 302 and the SEC's rules and regulations.

        In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.17.    Limitation on Sale/Leaseback Transactions.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sate/Leaseback Transaction with respect to any property unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sate/Leaseback Transaction at least equal to the fair market value (as determined by the Company in good faith) of the property subject to such transaction;

          (2)   the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 4.08;

          (3)   the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without being required to secure the Notes under Section 4.10; and

          (4)   the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under Section 4.11 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

SECTION 4.18.    Limitation on Sale of Capital Stock of Restricted Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

          (1)   to the Company or a Wholly-Owned Subsidiary; or

          (2)   in compliance with Section 4.11 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        Notwithstanding the foregoing paragraph, the Company or any Restricted Subsidiary may sell or otherwise dispose of all the Voting Stock of a Restricted Subsidiary as long as the Company or any Restricted Subsidiary complies with Section 4.1 l.

SECTION 4.19.    Business Activities.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

ARTICLE FIVE
SUCCESSOR CORPORATION

SECTION 5.01.    Mergers and Consolidations.

        (a)   The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3)   immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.08(a);

          (4)   each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (5)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

        For purposes of this Section 5.01(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The predecessor Company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes.

        Notwithstanding Section 5.01(a)(3) above, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with Section 5.01(a)(5).

        (b)   In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than another Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

          (1)   (a) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

          (2)   the transaction is made in compliance with Section 4.11.

ARTICLE SIX
DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.

        Each of the following is an "Event of Default":

          (1)   default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, which default continues for 30 days;

          (2)   default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01;

          (4)   failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.07 through 4.19 (in each case, other than a failure to purchase Notes, which shall constitute an Event of Default under clause (2) above, and other than a failure to comply with Section 5.01, which is covered by clause (3));

          (5)   failure by the Company to comply for 60 days after notice with any other agreements contained in this Indenture (other than described in clauses (1) through (4) above);

          (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

            (b)   results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $5.0 million or more at any one time;

          (7)   the Company or any Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b)   consents to the entry of an order for relief against it in an involuntary case,

            (c)   consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

            (d)   makes a general assignment for the benefit of its creditors;

          (8)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

            (b)   appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

            (c)   orders the liquidation of the Company or any Significant Subsidiary,

  and the order or decree remains unstayed and in effect for 60 days; or

          (9)   failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 days (the "judgment default provision"); or

          (10) any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

        However, a default under clauses (4) and (5) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this Section 6.01 after receipt of such notice.

SECTION 6.02.    Acceleration.

        If an Event of Default (other than an Event of Default described in Sections 6.01(7) and (8) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by prior written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and in paid interest shall be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to such clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in Section 6.01(7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 15, 2009 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 15, 2009, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03.    Other Remedies.

        If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults.

        The holders of a majority in aggregate principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.05.    Control by Majority.

        Subject to Section 7.01, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee shall in the exercise of its powers use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Before taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitation on Suits.

        Subject to Section 7.01, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.    Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

        If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.    Priorities.

        If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth: to the Company or, if applicable, the Subsidiary Guarantors, as their respective interests may appear.

        The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN
TRUSTEE

SECTION 7.01.    Duties of Trustee.

        (a)   If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b)   Except during the continuance of a Default:

          (1)   The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (1)   This paragraph does not limit the effect of Section 7.01(b).

          (2)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

          (3)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

        (e)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.    Rights of Trustee.

        Subject to Section 7.01:

          (a)   The Trustee may rely conclusively on any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

          (e)   The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company.

          (h)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j)    The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

          (k)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the

  Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.    Notice of Default.

        If a Default occurs, is continuing, and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 7.06.    Reports by Trustee to Holders.

        Within 60 days after each January 1, beginning with January 1, 2005, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 3l3(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the SEC and each securities exchange, if any, on which the Notes are listed.

        The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07.    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder pursuant to a separate fee agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

        The Company shall indemnify each of the Trustee (including in its individual capacity) or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

        When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

        Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.    Replacement of Trustee.

        The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged a bankrupt or an insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act § § 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.    Preferential Collection of Claims Against the Company.

        The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company's Obligations.

        The Company may terminate its obligations under the Notes and this Indenture and the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

          (1)   all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2)   (a)    all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 5 or Section 6 of the Notes and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

          (b)   the Company has paid all sums payable by them under this Indenture, and

          (c)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, in the case of clause (2), the Company must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

        In the case of clause (2) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Company only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

        After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.    Legal Defeasance and Covenant Defeasance.

        (a)   The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

        (b)   Upon the Company's exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Subsidiary Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (i)  the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

           (ii)  the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof;

          (iii)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

          (iv)  the provisions of this Article Eight applicable to Legal Defeasance.

        Subject to compliance with thus Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

        (c)   Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Company), 4.04, 4.05, 4.07 through 4.19 and clause (3) of Section 5.01(a) and Article 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3) (with respect only to clause (3) of Section 5.01(a)), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9) and (10) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.    Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes,

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

            (a)   the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

            (b)   since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

          (4)   no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

          (5)   the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit).

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other of its creditors, and

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

SECTION 8.04.    Application of Trust Money.

        The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Company.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.    Repayment to the Company.

        The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Company's obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.    Without Consent of Holders.

        The Company, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Holder:

          (1)   to cure any ambiguity, omission, defect or inconsistency;

          (2)   to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture;

          (3)   to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4)   to add Guarantees with respect to the Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of this Indenture;

          (5)   to secure the Notes;

          (6)   to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

          (7)   to make any changes that does not adversely affect the rights of any Holder;

          (8)   to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

          (9)   to provide for the issuance of Exchange Securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities

SECTION 9.02.    With Consent of Holders.

        (a)   Subject to Section 6.07, this Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.07, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        (b)   Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may;

          (1)   reduce the amount of Notes whose holders must consent to an amendment;

          (2)   reduce the stated rate of or extend the stated time for payment of interest on any Note;

          (3)   reduce the principal of or extend the Stated Maturity of any Note;

          (4)   reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 5 or b of the Notes whether through an amendment or waiver of provisions in the covenants or otherwise;

          (5)   make any Note payable in money other than that stated in the Note;

          (6)   impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (7)   make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

          (8)   modify (including by release) the Subsidiary Guarantee of a Significant Subsidiary or modify the Subsidiary Guarantees of a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), in each case in any manner adverse to the holders of the Notes; or

          (9)   waive a default in the payment of principal or of premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration).

        (c)   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

        (d)   A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes shall not be rendered invalid by such tender or exchange.

        (e)   After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.    Compliance with the Trust Indenture Act.

        From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.    Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee To Sign Amendments, Etc.

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN
NOTE GUARANTEE

Section 10.01.    Guarantee.

        Subject to this Article Ten, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 10.02.    Limitation on Subsidiary Guarantor Liability.

        Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Ten, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Each Subsidiary Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor.

SECTION 10.03.    Execution and Delivery of Subsidiary Guarantee.

        To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer.

        Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on this indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.04.    Release of a Subsidiary Guarantor.

        If a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) to a Person which is not the Company or a Restricted Subsidiary and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

          (1)   the sale or other disposition is in compliance with this Indenture, including Section 4.11 and Section 4.18; and

          (2)   all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this indenture.

        The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and this Indenture upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

        Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company (in which case such Subsidiary Guarantor shall no longer be a Subsidiary Guarantor) or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

ARTICLE ELEVEN
MISCELLANEOUS

SECTION 11.01.    Trust indenture Act Controls.

        If any provision of this indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 11.02.    Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

  if to the Company or a Subsidiary Guarantor:

    c/o J.B. Poindexter & Co., Inc.
    1100 Louisiana Street
    Suite 5400
    Houston, Texas 77002
    Attention: Chief Executive Officer

    Telephone: (713) 655-9800
    Facsimile: (713) 951-9038

  if to the Trustee:

    Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, Delaware 19890
    Attention: Corporate Trust Administration

    Telephone: (302) 651-1000
    Facsimile: (302) 636-4140

        Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

        Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    Communications by Holders with Other Holders.

        Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1)   an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.05, shall include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.    Rules by Paying Agent or Registrar.

        The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.07.    Legal Holidays.

        If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 11.08.    Governing Law.

        This Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    No Recourse Against Others.

        No director, officer, employee, incorporator, stockholder, member or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or this Indenture or of any Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11.    Successors.

        All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.    Duplicate Originals.

        All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.    Severability.

        To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

J.B. POINDEXTER & CO., INC., as Issuer
By:	Name: Robert S. Whatley Title: Vice President

EFP CORPORATION., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

LOWY GROUP, as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

MAGNETIC INSTRUMENTS CORP., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

MORGAN TRAILER FINANCIAL CORPORATION, as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

MORGAN TRAILER FINANCIAL MANAGEMENT, LP., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

MORGAN TRAILER MFG. CO., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

MORGAN OLSON CORPORATION, as Subsidiary Guarantor
By:	Name: Stephen Magee Title: Vice President

RAIDER INDUSTRIES, INC., as Subsidiary Guarantor
By:	Name: Stephen Magee Title: Vice President

SWK HOLDINGS, INC., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

TRUCK ACCESSORIES GROUP, INC., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

UNIVERSAL BRIXIUS, INC., as Subsidiary Guarantor
By:	Name: Robert S. Whatley Title: Vice President

WILMINGTON TRUST COMPANY, as Trustee
By:	Name: Janet R. Havrilla Title: Financial Services Officer

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

J.B. POINDEXTER & CO., INC.
8 3/4% Senior Notes 2014

No.	CUSIP No.
$

        J.B. POINDEXTER & CO., INC., a Delaware corporation (the "Company"), for value received promises to pay to                         or its registered assigns, the principal sum of                        [or such other amount as is provided in a schedule attached hereto](a) on March 15, 2014.

(a)
This language should be included only if the Note is issued in global form.

        Interest Payment Dates: September 15 and March 15, commencing September 15, 2004.

        Record Dates: September 1 and March 1.

        Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

J.B. POINDEXTER & CO., INC., as the Company
By:	Name: Title:

FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the 8 3/4% Senior Notes due 2014 described in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:	Authorized Signatory

(Reverse of Note)

8 3/4% Senior Notes due 2014

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        SECTION 1.    Interest.    J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company") Promises to pay interest on the principal amount of this Note at 8 3/4% per annum from March 15, 2004 until maturity. The Company shall pay interest semi-annually on September 15 and March 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), commencing September 15, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 2.    Method of Payment.    The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the September 1 or March 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of $1,000 and integral multiples thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in Wilmington, Delaware shall be the office of the Trustee maintained for such purpose.

        SECTION 3.    Paying Agent and Registrar.    Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Company or any of their Subsidiaries may act in any such capacity.

        SECTION 4.    Indenture and Subordination.    The Company issued the Notes under an Indenture dated as of March 15, 2004 ("Indenture") by and among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

        SECTION 5.    Optional Redemption.    Except as set forth in this Section 5 or in Section 6 hereof, the Notes shall not be redeemable at the Company's option prior to March 15, 2009. On or after March 15, 2009, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	104.375%
2010	102.917%
2011	101.458%
2012 and thereafter	100.000%

        SECTION 6.    Optional Redemption With Proceeds From Equity Offerings or Upon a Change of Control.    At any time prior to March 15, 2007, the Company may redeem up to 35% of the original principal amount of Notes with the Net Cash Proceeds of one or more offerings of Common Stock at a redemption price equal to 108.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record to receive interest due on the relevant interest payment date); provided that (i) at least 65% of the original principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

        If the optional Redemption Date is on or after an Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to holders whose Notes shall be subject to redemption by the Company.

        SECTION 7.    Notice of Redemption.    Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        SECTION 8.    Mandatory Redemption.    For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

        SECTION 9.    Repurchase at Option of Holder.    Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

        The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

        SECTION 10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

        SECTION 11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        SECTION 12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not adversely affect the rights of any Holder of a Note.

        SECTION 13.    Defaults and Remedies.    If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) or a Default in complying with the provisions of Article Five of the Indenture if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

        SECTION 14.    Restrictive Covenants.    The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

        SECTION 15.    No Recourse Against Others.    No director, officer, employee, incorporator, stockholder, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture, or of any Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 16.    Subsidiary Guarantees.    This Note shall be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

        SECTION 17.    Trustee Dealings with the Company.    Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

        SECTION 18.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        SECTION 19.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        SECTION 20.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.    Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Subsidiary Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 8 3/4% Senior Note due 2014 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to additional interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain additional interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

(a)
This Section not to appear on Exchange Securities or Additional Notes unless required by the terms of such Additional Notes.

        SECTION 21.    CUSIP and ISIN Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        SECTION 22.    Governing Law.    This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

        In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)
to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

    transferee is an Affiliate of the Company.

        Unless one of the foregoing items (1) through (6) is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered

1

Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

2

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

        Section 4.07 ☐                Section 4.11 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $1,000 and integral multiples thereof): $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

4

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(a)

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

(a)
This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF LEGENDS

        Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (IN THE CASE OF RULE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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        Each Global Note authenticated and delivered hereunder shall also bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK-CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

        Each Temporary Regulation S Global Note shall also bear the following legend:

          "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

          "NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

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EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-OIB Institutional Accredited Investors

[Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
T: (302) 651-1000
F: (302)636-4140
Attention: Corporate Trust Administration

Ladies and Gentlemen:

        In connection with our proposed purchase of 8 3/4% Senior Notes due 2014 (the "Notes") of J.B. POINDEXTER & CO., INC., a Delaware corporation (the "Company"), we confirm that:

          1.     We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

          2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we shall do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least $250,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3.     We are not acquiring the Notes for or on behalf of, and shall not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to

C-1

  include "plan assets" of such plans, accounts or arrangements, except as permitted in the sections entitled "Notice to investors" and "Certain ERISA considerations" of the Offering Memorandum.

          4.     We understand that, on any proposed resale of any Notes, we shall be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

          5.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6.     We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee]
By:
Name: Title:

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EXHIBIT D

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

[Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
T: (302) 651-1000
F: (302)636-4140
Attention: Corporate Trust Administration

    Re:
    J.B. Poindexter & Co., Inc. (the "Company")
    8 3/4% Senior Notes due 2014 the "    Notes"

Ladies and Gentlemen:

        In connection with our proposed sale of $[    ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)   the offer of the Notes was not made to a person in the United States;

          (2)   either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5)   we have advised the transferee of the transfer restrictions applicable to the Notes.

        IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Subsidiary Guarantee to be duly executed.

Date:

[SUBSIDIARY GUARANTORS]
By:
Name: Title:

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